                                                                    EXHIBIT 4.12

                                FOURTH AMENDMENT


         FOURTH AMENDMENT, dated as of November 10, 1999 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of May 30, 1997 (as amended by the First Amendment, dated as of January 29, 1998, the Second Amendment, dated as of November 6, 1998, the Third Amendment, dated as of December 23, 1998, and as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Revlon Consumer Products Corporation (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"), the Co-Agents named therein, Citibank, N.A., as Documentation Agent, Lehman Commercial Paper Inc., as Syndication Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Arranger.

                              W I T N E S S E T H :

         WHEREAS, the Company has requested that the Lenders and the Agents amend certain provisions of the Credit Agreement;

         WHEREAS, the Lenders and the Agents are willing to amend such provisions upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Lenders and the Agents hereby agree as follows:

         1. Definitions. (a) General. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

         (b) Replacement of Definitions. (i) The definitions of "Applicable Margin" and "EBITDA" contained in subsection 1.1 of the Credit Agreement are hereby amended by deleting such definitions in their entirety and substituting in lieu thereof the following definitions:

         "'Applicable Margin' shall mean:

         (a) during the period from the Closing Date through and including the Adjustment Date occurring with respect to the delivery of the consolidated financial statements of the Company and its Subsidiaries for the fiscal period ending June 30, 1997, (i) with respect to Alternate Base Rate Loans, 1/2% per annum and (ii) with respect to all other Loans, 1-1/2% per annum; and

         (b) thereafter, for the period commencing with any Adjustment Date (other than as described below) and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin shall be the rate per annum set forth below for the relevant type of Loan opposite the Leverage Ratio for such period:

------------------------------------------ ----------------- ------------------
                                            Alternate Base
                                            Rate Loans not
                 Period                      constituting         Other Loans
                                             Local Loans
------------------------------------------ ----------------- ------------------
Leverage Ratio is greater than 5.75 to          2-1/2%              3-1/2%
1.0
------------------------------------------ ----------------- ------------------

Leverage Ratio is greater than 5.25 to          2-1/4%              3-1/4%
1.0, but less than or equal to 5.75 to
1.0
------------------------------------------ ----------------- ------------------

Leverage Ratio is greater than 4.75 to            2%                  3%
1.0, but less than or equal to 5.25 to
1.0
------------------------------------------ ----------------- ------------------

Leverage Ratio is greater than 4.50 to          1-3/4%              2-3/4%
1.0, but less than or equal to 4.75 to
1.0
------------------------------------------ ----------------- ------------------

Leverage Ratio is less than or equal to         1-1/2%              2-1/2%
4.50 to 1.0
------------------------------------------ ----------------- ------------------

     ; provided, however, for the period beginning on the Fourth Amendment Effective Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin shall be determined based on a Leverage Ratio of greater than 5.75 to 1.0; provided, further, that, in the event that the financial statements required to be delivered pursuant to subsection 13.1(a) and (c) are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be greater than 5.75 to 1.0;"

         "'EBITDA' shall mean, for any period, the amount equal to:

         (a) Consolidated Net Income for such period;

         (b) plus (to the extent deducted in the determination of Consolidated Net Income and without duplication) the sum of (i) tax expense on account of such period, (ii) Interest Expense (including, without limitation, fees, commissions and other charges associated with standby letters of credit and other financing charges) for such period, (iii) depreciation and amortization expense for such period, (iv) any losses in respect of currency fluctuations for such period, (v) any losses in respect of equity earnings for such period, (vi) the amount (not to exceed the excess of the book value of the Roppongi Building on December 31, 1995 over $35,000,000) equal to any write-down in the book value of the Roppongi Building (or, upon the sale thereof, any loss upon such sale), (vii) non-cash write-offs in respect of unamortized debt issuance costs, (viii) for any period of determination including any of the fiscal quarters ending during the period from December 31, 1998 through and including September 30, 1999 and without duplication, non-recurring restructuring charges taken by the Company or any of its Subsidiaries during any of such quarters which are included in such period of determination in an aggregate amount for all such quarters not to exceed $65,000,000, (ix) for any period of determination including any of the fiscal quarters ending during the period from December 31, 1999 through and including December 31, 2000 and without duplication, non-recurring restructuring charges taken by the Company or any of its Subsidiaries during any of such quarters which are included in such period of determination in an aggregate amount for all such quarters not to exceed $135,000,000 and (x) any losses from the asset sales described in subsection 14.6(l);

         (c) minus (to the extent included in the determination of Consolidated Net Income and without duplication) the sum of (i) interest income for such period, (ii) extraordinary gains for such period, (iii) any gains in respect of currency fluctuations for such period, (iv) any gains in respect of equity earnings for such period and (v) any gains from the asset sales described in subsection 14.6(l);

     provided that, for purposes of the calculation only of the Leverage Ratio and compliance with the provisions of subsection 14.1(a), the EBITDA of any Person acquired by the Company or any of its Subsidiaries during the relevant calculation period shall be included, on a pro forma basis, in the EBITDA of the Company as if such Person had been acquired on the first day of the calculation period;"

         (c) Addition of Definitions. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following new defined term in appropriate alphabetical order:

         "'Fourth Amendment' shall mean the Fourth Amendment, dated as of November 10, 1999, to this Agreement;"

         "'Fourth Amendment Effective Date' shall mean the date of effectiveness of the Fourth Amendment;"

         2. Amendment to Subsection 10.4. Subsection 10.4 of the Credit Agreement is hereby amended by adding thereto the following new paragraph (e):

         "(e) Notwithstanding the foregoing provisions of subsection 10.4(a), so long as no Default or Event of Default shall have occurred and is then continuing, 60% of the Net Proceeds from each Net Proceeds Event described in subsection 14.6(l) shall be required to permanently reduce the Aggregate Commitment at the times and in the manner specified in subsections 10.4(a) and 10.5 and the remaining 40% of such Net Proceeds shall be required to prepay the Loans but not reduce the Commitments."

         3. Amendment to Subsection 14.1(a). Subsection 14.1(a) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following new table:

                   Date                                   Ratio
                   ----                                   -----

               March 31, 2001                          1.75 to 1.0
               June 30, 2001                           1.75 to 1.0
               September 30, 2001                      1.75 to 1.0
               December 31, 2001                       2.00 to 1.0
               March 31, 2002                          2.00 to 1.0

         4. Amendment to Subsection 14.1(b). Subsection 14.1(b) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following new table:

                  Date                                    Ratio
                  ----                                    -----

               March 31, 2001                          6.50 to 1.0
               June 30, 2001                           6.25 to 1.0
               September 30, 2001                      6.00 to 1.0
               December 31, 2001                       5.75 to 1.0
               March 31, 2002                          5.50 to 1.0

         5. Amendment to Subsection 14.1(c). Subsection 14.1(c) of the Credit Agreement is hereby amended by inserting after the amount "$75,000,000" in the third line the following: "or, beginning with the 1999 fiscal year, $50,000,000".

         6. Addition of Subsection 14.1(d). There shall be added to the Credit Agreement the following new subsection 14.1(d):

         "(d) Maintenance of Minimum EBITDA. Permit EBITDA for the period from January 1, 2000 to any date set forth below to be less than the amount set forth opposite such date:

                    Date                                Amount
                    ----                                ------

               March 31, 2000                        $45,000,000
               June 30, 2000                         $90,000,000
               September 30, 2000                    $140,000,000
               December 31, 2000                     $200,000,000"

         7. Amendment to Subsection 14.2(b). Subsection 14.2(b) of the Credit Agreement is hereby amended by adding at the end thereof the following:

          "; provided, further, that the Yen Credit Agreement may be amended to modify the maturity date thereunder to the earlier of (i) the date of completion of the sale of the entire Worldwide Professional Products business of the Company and (ii) December 31, 2000".

         8. Amendment to Subsection 14.6. Subsection 14.6 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause
(j) thereof, (b) deleting the period at the end of clause (k) and substituting in lieu thereof the following: "; and" and (c) adding at the end thereof the following new clause (l):

         "(l) the sale by the Company or any of its Subsidiaries of (i) the Worldwide Professional Products business and (ii) the assets set forth on
     Schedule I to the Fourth Amendment."

         9. Amendment to Subsection 14.7(a)(v). Subsection 14.7(a)(v) of the Credit Agreement is hereby amended by inserting after the words "extraordinary gains" and prior to the comma in the third line thereof the following: "and (without duplication) any gains from the asset sales described in subsection 14.6(l)".

         10. Amendment to Subsection 14.8(e). Subsection 14.8(e) of the Credit Agreement is hereby amended by deleting the amount "$200,000,000" each time it appears therein and substituting in lieu thereof the following: "the amount made in reliance on this paragraph (e) prior to the Fourth Amendment Effective Date".

         11. Fees. In consideration of the agreement of the Lenders to consent to the amendments contained herein, the Company agrees to pay to each Lender which so consents on or prior to November 10, 1999, an amendment fee in an amount equal to 0.375% of the amount of such Lender's Commitment, payable on the date hereof in immediately available funds.

         12. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that the Administrative Agent shall have received counterparts of this Amendment duly executed by the Company and Lenders holding more than 85% of the Aggregate Commitment, and duly acknowledged and consented to by each Guarantor, Grantor and Pledgor and the amendments set forth in paragraphs 3 and 4 shall be deemed to be effective as of September 30, 1999. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

         13. Representations and Warranties. The Company, as of the date hereof and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 11 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

         14. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in
Section 12 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit Documents, nor constitute a waiver of any provisions of any of the Credit Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

         15. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof.

         16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 REVLON CONSUMER PRODUCTS CORPORATION

                                 By: /s/ Irwin Engelman
                                     -----------------------------------------
                                     Name:  Irwin Engelman
                                     Title: Vice Chairman, Chief Administrative
                                            Officer and Treasurer

                                 DEUTSCHE REVLON GMBH & CO. KG
                                 REVLON INTERNATIONAL CORPORATION
                                   (UK Branch)
                                 REVLON MANUFACTURING LIMITED
                                   (Australia Branch)
                                 REVLON MANUFACTURING (UK) LIMITED
                                 EUROPEENNE DE PRODUITS DE BEAUTE
                                 REVLON NEDERLAND B.V.
                                 REVLON K.K.
                                 REVLON CANADA, INC.
                                 REVLON SA
                                 REVLON-REALISTIC PROFESSIONAL  PRODUCTS LTD.
                                 REVLON PROFESSIONAL LIMITED
                                 REVLON (HONG KONG) LIMITED
                                 EUROPEAN BEAUTY PRODUCTS S.P.A., as
                                 Local Subsidiaries

                                 By: /s/ Robert K. Kretzman
                                     -----------------------------------------
                                     Name:  Robert K. Kretzman
                                     Title: Authorized Signatory

                                 THE CHASE MANHATTAN BANK, as
                                 Administrative Agent and as a
                                 Lender


                                 By: /s/ Neil R. Boylan
                                     -----------------------------------------
                                     Name:  Neil R. Boylan
                                     Title: Managing Director

                                  CHASE SECURITIES INC., as Arranger

                                  By:  /s/ J. Matthew Lyness
                                       ----------------------------------------
                                       Name:  J. Matthew Lyness
                                       Title: Vice President


                                  CITIBANK, N.A., as Documentation Agent and as a Lender

                                  By:  /s/ James Buchanan
                                       ----------------------------------------
                                       Name:  James Buchanan
                                       Title: Attorney-In-Fact


                                  LEHMAN COMMERCIAL PAPER INC., as
                                  Syndication Agent and as a Lender

                                  By:  /s/ Michele  Swanson
                                       ----------------------------------------
                                       Name:  Michele Swanson
                                       Title: Authorized Signatory


                                  ABN AMRO BANK N.V., as a Local Fronting
                                  Lender in the Federal Republic of Germany

                                  By:  /s/ John D. Rogers
                                       ----------------------------------------
                                       Name:  John D. Rogers
                                       Title: Vice President

                                  By:  /s/ James S. Adelsheim
                                       ----------------------------------------
                                       Name:  James S. Adelsheim
                                       Title: Group Vice President


                                  BANKBOSTON, N.A., as a Local Fronting
                                  Lender in the United Kingdom

                                  By:  /s/ Richard D. Hill, Jr.
                                       ----------------------------------------
                                       Name:  Richard D. Hill, Jr.
                                       Title: Managing Director

                                  NATEXIS BANQUE BFCE, formerly
                                  BANQUE FRANCAISE DU COMMERCE EXTERIEUR,
                                  as a Local Fronting Lender in France

                                  By:  /s/ Jordan Sadler
                                       ----------------------------------------
                                       Name:  Jordan Sadler
                                       Title: Associate

                                  By:  /s/ Frank H. Madden, Jr.
                                       ----------------------------------------
                                       Name:  Frank H. Madden, Jr.
                                       Title: Vice President & Group Manager


                                  THE SANWA BANK LTD., as a Local Fronting
                                  Lender in Japan

                                  By:  /s/ Jean-Michel Fatovic
                                       ----------------------------------------
                                       Name:  Jean-Michel Fatovic
                                       Title: Vice President


                                  BANK OF AMERICA CANADA, as a Local Fronting
                                  Lender in Canada

                                  By:  /s/ Richard Hall
                                       ----------------------------------------
                                       Name:  Richard Hall
                                       Title: Vice President


                                  CITIBANK LIMITED, as a Local Fronting
                                  Lender in Australia

                                  By:  /s/ James Buchanan
                                       ----------------------------------------
                                       Name:  James Buchanan
                                       Title: Attorney-In Fact

                                  CITIBANK, N.A., as a Local Fronting
                                  Lender in Hong Kong

                                  By:  /s/ James Buchanan
                                       ----------------------------------------
                                       Name:  James Buchanan
                                       Title: Attorney-In-Fact


                                  CITIBANK, N.A., as a Local Fronting
                                  Lender in the Netherlands

                                  By:  /s/ James Buchanan
                                       ----------------------------------------
                                       Name:  James Buchanan
                                       Title: Attorney-In-Fact


                                  CITIBANK, N.A., as a Local Fronting
                                  Lender in Italy

                                  By:  /s/ James Buchanan
                                       ----------------------------------------
                                       Name:  James Buchanan
                                       Title: Attorney-In-Fact


                                  ALLIED IRISH BANK, as a Local Fronting
                                  Lender in Ireland

                                  By:  /s/ Brian Oliver
                                       ----------------------------------------
                                       Name:  Brian Oliver
                                       Title: Senior Vice President

                                  By:  /s/ Germaine Reusch
                                       ----------------------------------------
                                       Name:  Germaine Reusch
                                       Title: Vice President

                                  CITIBANK, N.A., as a Local Fronting
                                  Lender in Spain

                                  By:   /s/ James Buchanan
                                       ----------------------------------------
                                       Name:  James Buchanan
                                       Title: Attorney-In-Fact


                                  ABN AMRO BANK N.V.
                                  New York Branch

                                  By:  /s/ John D. Rogers
                                       ----------------------------------------
                                       Name:  John D. Rogers
                                       Title: Vice President

                                  By:  /s/ James S. Adelsheim
                                       ----------------------------------------
                                       Name:  James S. Adelsheim
                                       Title: Group Vice President

                                  ALLIED IRISH BANK PLC
                                  Cayman Islands Branch

                                  By:  /s/ Orla Boyle
                                       ----------------------------------------
                                       Name:  Orla Boyle
                                       Title: Vice President

                                  By:  /s/ Germaine Reusch
                                       ----------------------------------------
                                       Name:  Germaine Reusch
                                       Title: Vice President


                                  BANKBOSTON, N.A., as a Co-Agent

                                  By:  /s/ Richard D. Hill, Jr.
                                       ----------------------------------------
                                       Name:  Richard D. Hill, Jr.
                                       Title: Managing Director


                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION, as a Co-Agent

                                  By:  /s/ Robert Klawinski
                                       ----------------------------------------
                                       Name:  Robert Klawinski
                                       Title: Managing Director


                                  THE BANK OF NEW YORK

                                  By:  /s/ Georgia Pan-Kita
                                       ----------------------------------------
                                       Name:  Georgia Pan-Kita
                                       Title: Vice President


                                  NATEXIS BANQUE BFCE, formerly BANQUE
                                  FRANCAISE DU COMMERCE EXTERIEUR, as
                                  a Co-Agent

                                  By:  /s/ Jordan Sadler
                                       ----------------------------------------
                                       Name:  Jordan Sadler
                                       Title: Associate

                                  By:  /s/ Frank H. Madden, Jr.
                                       ----------------------------------------
                                       Name:  Frank H. Madden, Jr.
                                       Title: Vice President & Group Manager

                                  PARIBAS

                                  By:  /s/ John J. McCormick, III
                                       ----------------------------------------
                                       Name:  John J. McCormick, III
                                       Title: Vice President

                                  By:  /s/ Ro Toyoshimn
                                       ----------------------------------------
                                       Name:  Ro Toyoshimn
                                       Title: Assistant Vice President


                                  BARCLAYS BANK PLC

                                  By:  /s/ Marlene Wechselblatt
                                       ----------------------------------------
                                       Name:  Marlene Wechselblatt
                                       Title: Vice President


                                  CREDIT AGRICOLE INDOSUEZ

                                  By:  /s/ Sarah McClintock
                                       ----------------------------------------
                                       Name:  Sarah McClintock
                                       Title: Vice President

                                  By:  /s/ Rene LeBlanc
                                       ----------------------------------------
                                       Name:  Rene LeBlanc
                                       Title: Vice President-Senior Rel. Manager

                                  CREDIT LYONNAIS, New York Branch

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  CREDIT SUISSE FIRST BOSTON, as a Co-Agent

                                  By:  /s/ Joel Glodowski
                                       ----------------------------------------
                                       Name:  Joel Glodowski
                                       Title:Managing Director

                                  By:  /s/ Vitaly G. Butenko
                                       ----------------------------------------
                                       Name:  Vitaly G. Butenko
                                       Title:Assistant Vice President

                                  EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
                                  By EATON VANCE MANAGEMENT, as
                                  Investment Manager

                                  By:  /s/ Payson F. Swaffield
                                       ----------------------------------------
                                       Name:  Payson F. Swaffield
                                       Title: Vice President


                                  U.S. BANK NATIONAL ASSOCIATION, as
                                  a Co-Agent

                                  By:  /s/ Elliot Jaffee
                                       ----------------------------------------
                                       Name:  Elliot Jaffee
                                       Title: Senior Vice President


                                  THE FUJI BANK, LIMITED, New York Branch, as a Co-Agent

                                  By:  /s/ Teiji Teramoto
                                       ----------------------------------------
                                       Name:  Teiji Teramoto
                                       Title: Vice President & Manager


                                  GENERAL ELECTRIC CAPITAL CORPORATION, as a Co-Agent

                                  By:  /s/ William S. Richardson
                                       ----------------------------------------
                                       Name:  William S. Richardson
                                       Title: Duly Authorized Signatory


                                  MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                                  By:  /s/ Anthony Heyman
                                       ----------------------------------------
                                       Name:  Anthony Heyman
                                       Title: Authorized Signatory


                                  THE MITSUBISHI TRUST AND BANKING CORPORATION

                                  By:  /s/ Toshihiro Hayashi
                                       ----------------------------------------
                                       Name:  Toshihiro Hayashi
                                       Title: Senior Vice President

                                  NATIONSBANK, N.A.

                                  By:  /s/ Robert Klawinski
                                       ----------------------------------------
                                       Name:  Robert Klawinski
                                       Title: Managing Director


                                  THE SANWA BANK, LIMITED
                                  NEW YORK BRANCH

                                  By:  /s/ Jean-Michel Fatovic
                                       ----------------------------------------
                                       Name:  Jean-Michel Fatovic
                                       Title: Vice President


                                  VAN KAMPEN CLO I, LIMITED
                                  By VAN KAMPEN MANAGEMENT INC., as
                                  Collateral Manager

                                  By:  /s/ Darvin D. Pierce
                                       ----------------------------------------
                                       Name:  Darvin D. Pierce
                                       Title: Vice President


                                  VAN KAMPEN PRIME RATE INCOME TRUST
                                  By VAN KAMPEN INVESTMENT ADVISORY CORP.

                                  By:  /s/ Darvin D. Pierce
                                       ----------------------------------------
                                       Name:  Darvin D. Pierce
                                       Title: Vice President


                                  ROYAL BANK OF CANADA

                                  By:  /s/ Sheryl L. Greenberg
                                       ----------------------------------------
                                       Name:  Sheryl L. Greenberg
                                       Title: Vice President


                                  SENIOR DEBT PORTFOLIO
                                  By BOSTON MANAGEMENT AND RESEARCH, as
                                  Investment Advisor

                                  By:  /s/ Payson F. Swaffield
                                       ----------------------------------------
                                       Name:  Payson F. Swaffield
                                       Title: Vice President

                                  STRATA FUNDING LTD.

                                  By:  /s/ David Dyer
                                       ----------------------------------------
                                       Name:  David Dyer
                                       Title: Director


                                  CERES FINANCE LTD.

                                  By:  /s/ David Dyer
                                       ----------------------------------------
                                       Name:  David Dyer
                                       Title: Director


                                  MEDICAL LIABILITY MUTUAL INSURANCE COMPANY
                                  By:  Invesco Senior Secured Management, Inc.
                                       as Investment Manager

                                  By:  /s/ Anne M. McCarthy
                                       ----------------------------------------
                                       Name:  Anne M. McCarthy
                                       Title: Authorized Signatory

                                   SCHEDULE I

All assets related to the business of manufacturing, marketing and distributing cosmetic and personal care products under the trademarks "Colorama", "Juvena", and "Bozanno" principally in Brazil. The assets include tangible and intangible assets, including, but not limited to, property, plant and equipment, inventory, receivables and intellectual property. The structure of the transaction will likely consist of the sale of the outstanding common stock of the Company's Subsidiary RGI (Cayman) Limited, which owns the shares of Comerical, Exportadora, Industrial Ltda. Assets owned by Comerical, Exportadora, Industrial Ltda. and not related to the brands to be sold will likely be transferred to a Subsidiary of the Company prior to the closing of the transaction.

All assets related to the business of manufacturing, marketing and distributing personal care products under the trademarks "Plusbelle" in Latin America, principally in Argentina. The assets include tangible and intangible assets, including, but not limited to, property, plant and equipment, inventory, receivables and intellectual property. The structure of the transaction will likely consist of the sale of the outstanding common stock of Revlon de Argentina, S.A.I.C. Assets owned by Revlon de Argentina, S.A.I.C. and not related to the "Plusbelle" brand will likely be transferred to a Subsidiary of the Company prior to the closing of the transaction.

                           ACKNOWLEDGEMENT AND CONSENT


                                                   Dated as of November 10, 1999

         Each of the undersigned (in its capacity as a Guarantor, Grantor and/or Pledgor, as the case may be, under the Security Documents to which it is a party) does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing Fourth Amendment and (b) after giving effect to such Fourth Amendment, (i) confirms, reaffirms and restates the representations and warranties made by it in each Credit Document to which it is a party, (ii) ratifies and confirms each Security Document to which it is a party and (iii) confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Credit Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such Fourth Amendment.


ALMAY, INC.
AMERICAN CREW, INC.
AMERINAIL, INC.
A.P. PRODUCTS LTD.
CARRINGTON PARFUMS LTD.
CHARLES OF THE RITZ GROUP LTD.
CHARLES REVSON INC.
COSMETIQUES HOLDINGS, INC.
CREATIVE NAIL DESIGN, INC.
FERMODYL PROFESSIONALS INC.
MODERN ORGANIC PRODUCTS, INC.
NEW ESSENTIALS LIMITED
NORELL PERFUMES, INC.
NORTH AMERICA REVSALE INC.
OXFORD PROPERTIES CO.
PACIFIC FINANCE & DEVELOPMENT CORP.
PPI TWO CORPORATION
PPI FOUR CORPORATION
PRESTIGE FRAGRANCES, LTD.
REALISTIC/ROUX PROFESSIONAL PRODUCTS INC.
REVLON, INC.
REVLON CONSUMER CORP.
REVLON CONSUMER PRODUCTS CORPORATION
REVLON GOVERNMENT SALES, INC.
REVLON HOLDINGS INC.
REVLON INTERNATIONAL CORPORATION
REVLON PRODUCTS CORP.
REVLON PROFESSIONAL, INC.
REVLON PROFESSIONAL PRODUCTS INC.
REVLON REAL ESTATE CORPORATION
REVLON RECEIVABLES SUBSIDIARY, INC.
RIROS CORPORATION
RIROS GROUP INC.
RIT INC.
ROUX LABORATORIES, INC.
VISAGE BEAUTE COSMETICS, INC.



By:  /s/Robert K. Kretzman
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Title:  Authorized Signatory